Exhibit 99.3

Certification of Chief Financial Officer
of Tipperary Corporation Pursuant to 18 U.S.C. §1350

       In connection with the Quarterly Report on Form 10-QSB of Tipperary Corporation (the “Company”) for the period ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph B. Feiten, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph B. Feiten

Name: Joseph B. Feiten
Title: Chief Financial Officer
Date: August 14, 2002